UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
  SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   April 13, 2004

TOYS “R” US, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11609	22-3260693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Geoffrey Way, Wayne, New Jersey		07470
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including area code		(973) 617-3500

(Former name or former address, if changed since last report)

Item 5.	Other Events and Required Regulation FD Disclosure.
On April 13, 2004, Toys “R” Us, Inc. (the “Company”) announced the appointment of Raymond L. Arthur to Chief Financial Officer. The press release is attached hereto as Exhibit 99.1.

Mr. Arthur joined the Company in 1999 as Vice President and Corporate Controller.  He was promoted to Senior Vice President and Chief Financial Officer of Toysrus.com, the Company’s internet subsidiary, in 2000.  In January 2002, he was appointed President of Toysrus.com and joined the Company’s executive committee.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

Exhibit 99.1	Press Release of Toys “R” Us, Inc., dated April 13, 2004, announcing the appointment of Raymond L. Arthur to Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Toys “R” Us, Inc.
(Registrant)

DATE April 13, 2004	BY	/s/ Raymond L. Arthur
Raymond L. Arthur
Executive Vice President and
Chief Financial Officer

Exhibit Number	Description

99.1	Press Release of Toys “R” Us, Inc., dated April 13, 2004, announcing the appointment of Raymond L. Arthur to Chief Financial Officer.